Exhibit 99.1

Novo Integrated Sciences and Novo Healthnet Limited Sign Exclusive Licensing Agreement with Cloud DX

BELLEVUE, Wash., March 6, 2019 (GLOBE NEWSWIRE) — via OTC PR WIRE — Novo Integrated Sciences, Inc. (OTCQB:NVOS) (“Novo Integrated Sciences”) and Novo Healthnet Limited, a wholly owned subsidiary of Novo Integrated Sciences (“NHL”), are pleased to announce the signing of an exclusive Licensing Agreement with Cloud DX Inc. (“Cloud DX”), an award-winning medical device company, operating in the United States and Canada, that develops both hardware and related software for Remote Patient Monitoring and Chronic Care Management.

The Licensing Agreement provides NHL with perpetual licensing rights to the Bundled Pulsewave PAD-1A USB Blood Pressure Device, related software and up-to-date product releases. Additionally, the License Agreement provides NHL with conditional exclusive rights, over the initial 5-year period, to sub-license and re-sell Bundled Pulsewave Devices and related software.

Mr. Robert Mattacchione, Novo Integrated Sciences’ CEO and Board Chairman, stated, “The Cloud DX platform allows NHL to further expand on its patient care philosophy of maintaining an on-going continuous connection with its patient community beyond the traditional confines of a clinic, extending oversight of patient care and monitoring directly into the patient’s home. The Cloud DX technology empowers a patient with real-time vital sign information while maintaining a direct technology link from patient to clinician or medical practitioner. The transfer of vital information from home to clinic or patient to clinician will further allow NHL to be the leader in the delivery of high quality, non-redundant diagnostic based proactive healthcare. As a truly mobile telemedicine and diagnostic tool, Cloud DX allows NHL to enter the next phase of healthcare and personal health monitoring.”

Mr. Robert Kaul, Cloud DX’s CEO, stated: “We are pleased to have executed this Exclusive License Agreement with NHL. Cloud DX has captured significant market share in the areas of Remote Patient Monitoring and Chronic Care Management in both Canada and the United States. This new partnership with NHL broadens our joint reach into the fast-growing physical therapy, wellness and para-medical industries. We feel that we could not have a more motivated and capable partner than NHL.”

About Novo Integrated Sciences, Inc. and Novo Healthnet Limited

Through NHL, a wholly owned subsidiary of Novo Integrated Sciences, we deliver multi-disciplinary primary healthcare to over 400,000 patients annually through our 16 corporate-owned clinics and a contracted network of 92 affiliate clinics and 223 eldercare centric homes located across Canada. Our team of practitioners and staff are trained for assessment, diagnosis, treatment, pain management, rehabilitation and primary prevention. Our specialized services and products include physiotherapy, chiropractic care, occupational therapy, eldercare, laser therapeutics, massage therapy, acupuncture, chiropody, neurological functions, kinesiology, concussion management and baseline testing, women’s pelvic health, sports medicine therapy, assistive devices, and private personal training.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on NHL, please visit www.novohealthnet.com.

About Cloud DX

Cloud DX is a North American innovation leader in the areas of digital healthcare, telemedicine and medical artificial intelligence. They have created the award-winning Cloud DX Connected Health Platform, which consists of unique, futuristic yet fully approved personal medical devices like their Pulsewave wrist cuff blood pressure monitor, connected through Cloud DX mobile apps (on Android & iOS) to a secure healthcare software engine running on Microsoft Azure. Clinicians can monitor patient health remotely using the Cloud DX clinical dashboard and communicate with patients anywhere using secure video conferencing or text messaging. Cloud DX has earned over a dozen international awards for innovation, including the first-ever Bold Epic Innovator Award in the prestigious Qualcomm Tricorder XPRIZE Competition, as well as a finalist “World Changing Idea” award from Fast Company Magazine. In 2017, Cloud DX was endorsed by Joule Inc, a Canadian Medical Association Company, indicating the support of Canada’s physician community for their technology. Founded in 2014, Cloud DX has offices in Brooklyn, N.Y. and Los Angeles, CA., with its technology headquarters located in Kitchener Ontario Canada. For more information, please visit www.cloudDX.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “expect,” “anticipate,” “plan,” “potential,” “continue” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks and uncertainties are discussed in Novo Integrated Sciences’ filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown, uncertainties and other factors which are, in some cases, beyond Novo Integrated Sciences’ control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo Integrated Sciences’ current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo Integrated Sciences assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David

President

Novo Integrated Sciences, Inc.

cdavid@novointegrated.com

(206) 617-9797